FORM S-1 OF SWORDFISH VENTURES INC.

    As Filed With the Securities and Exchange Commission on April 27,
2011
                                           Registration No. 333-165985
=====================================================================
                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             FORM S-1/A-4
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SWORDFISH VENTURES INC.
        (Exact name of registrant as specified in its charter)

         Nevada                      7370
                                                              N/A
(State or other jurisdiction (Primary Standard Industrial
                                                           (IRS Employer
     of organization)           Classification Code)
                                                           Identification #)

            Room B3 20th Floor Boldwin Industrial Building
           16-18 Wah Sing Street, Kwai Chung N.T. Hong Kong
               T:  (852) 69463282  F:  (949)272-0088


         Incorp Services, Inc., 375 N. Stephanie St. Ste 1411
             Henderson, Nevada, 89014-8909  800-737-3372)

                           with a copy to:

                         Catalyst Capital Img
                        Unit 232 2498 w. 41st.
                       Vancouver, B.C. V6N 2A7
                             (949)272-0088

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration
Statement.


If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]


If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):


Large  accelerated  filer [ ]         Accelerated  filer [ ]
Non-accelerated  filer [ ]            Smaller reporting company [X]


(Do not check if smaller reporting company)


                         CALCULATION OF REGISTRATION FEE
=====================================================================
Securities to be   Amount To Be   Offering Price     Aggregate
Registration
be Registered      Registered       Per Share      Offering Price  Fee [1]


--------------------------------------------------------------------------------
Common Stock:       2,000,000          0.01           $20,000      $1.43
=====================================================================


[1] Estimated solely for purposes of calculating the registration fee under Rule 457.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


=====================================================================

PROSPECTUS

                       SWORDFISH VENTURES INC.
                        SHARES OF COMMON STOCK
                1,000,000 MINIMUM - 2,000,000 MAXIMUM


Before this offering, there has been no public market for our common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.


We are offering, under best efforts, a minimum of 1,000,000 up to a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.01 per share. In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.

However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 1,000,000 shares are sold within 270 days, all money received will be retained by us and there will be no refund. Funds will be held in a separate bank account at US Bank, 2385 North Oxnard Boulevard, Oxnard, CA, 93136. The banks telephone number is (805)604-2200.
Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.
 The account into which proceeds will be deposited is not a trust or escrow, it is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.



There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account.


Our common stock will be sold on our behalf by Gao Hai, our sole officer and director. Mr. Hai will not receive any commissions or proceeds from the offering for selling shares on our behalf.


INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE RISK FACTORS
STARTING AT PAGE 4.


                          Offering Price       Expenses   Proceeds to Us
                          --------------       --------   --------------

Per Share - Minimum          $   0.01         $0.005          $0.005
Per Share - Maximum          $   0.01         $0.0025         $0.0075
Minimum                      $ 10,000         $5,000          $5,000
Maximum                      $ 20,000         $5,000          $15,000

 In the situation where the minimum amount of shares (1,000,000) is sold, we will incur an expense of $5,000 or $0.005 per share.
If we sell the maximum amount of shares (2,000,000) we will incur an expense of $5,000 or $0.0025 per share.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is April 27, 2011.

 The prospectus will not be used prior to the effective date of the registration statement.

                                TABLE OF CONTENTS


   Page No.

   --------

Summary of Prospectus                               3

Risk Factors                                        4

Use of Proceeds                                     7

Determination of Offering Price                     8

Dilution of the Price You Pay for Your Shares       8

Plan of Distribution; Terms of the Offering        11

Managements Discussion and Analysis of Financial Condition
 and Results of Operations                         14

Business                                           16

Management                                         18

Executive Compensation                             19

Principal Shareholders                             20

Description of Securities                          21

Certain Transactions                               22
Litigation                                         22

Experts                                            23

Legal Matters                                      23

Financial Statements                               24

                             SUMMARY OF OUR OFFERING


OUR BUSINESS


We were incorporated on October 29, 2009. We are a development stage company. We do not have any revenues or operations, and we have minimal assets and have incurred losses since inception. We intend to open karaoke studios in various locations in China, and serve food and beverage to our patrons in those locations.



We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officer and director to fund operations. Also, we have no guarantee that we will be able to generate revenues in the future.


While we are still in our development stage, Mr. Hai
 intends to continue contacting with club and lounge owners to place our business. We expect to incur costs between $500 to $1,000 to negotiate and discuss our proposed plan to potential club and lounge owners who wish to lend space for our business free of charge.


We propose to club and lounge owners that our service directly complements with their businesses. Our karaoke service is expected to assist in drawing in more patrons to the facility, and thus, may increase overall revenues for the club or lounge owner willing to offer us empty floor space. We intend to have an arrangement where the club or lounge will lend us space for free, while we generate revenues by renting out our karaoke equipment and selling food and beverages. No government approval is necessary to apply for a business license, however, we may be required to obtain a liquor license.

Our business intends to generate revenue by renting out our studios facility where we offer our karaoke service, which is our library of music, to patrons. We intend on charging 100 CNY (15 US) per hour for renting out the karaoke studio. Furthermore, we intend on selling food and beverage in our studios to complement our services.
The food and beverages will be provided by the club or lounge that the studio is located in and we intend to be entitled to 1/3 sharing of the net profits. Waitresses will visit each room occasionally to see if the customers would like any refreshments.

Songs will be acquired from domestic artists within South East Asia. We will be required to pay a daily charge of 12 yuan ($1.56 US) for each karaoke studio to the National Copyright Administration for the use of copyrighted songs.


Currently, we do not have any secure locations for our studios.
Once we are funded we will actively explore, negotiate and secure a location for our first studio. Once it is open, we expect the studio will mainly be used in the evenings and weekends.



Our business since inception had an average monthly burn rate of $596. Once we begin to implement our proposed business our burn rate is approximately $416 to $1,250 each month in the event that we raise the minimum or maximum amount, respectively. We expect to have a positive cash flow once operations are fully functional after the 12-month period, as explained in our Plan of Operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our services by the public.

Our administrative office is located at Room B3 20TH Floor Boldwin Industrial Building. Wah Sing Street, Kwai Chung, N.T. Hong Kong.
Phone: 852-694-63282 Fax:(852) 69463282. Our fiscal year end is
February 28.


Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.


THE OFFERING


Following is a brief summary of this offering:


Securities being offered          A minimum of 1,000,000 shares of
common stock
                                  and a maximum of 2,000,000 shares
of common
                                  stock, par value $0.001.


Offering price per share          $0.01


Offering period                   Our shares are being offered for a
period not
                                  to exceed 270 days.


Net proceeds to us                Approximately $5,000 assuming the
minimum
                                  numbers of shares are sold.
Approximately
                                  $15,000 assuming the maximum
number of shares
                                  is sold.


Use of proceeds                   We intend to use the proceeds to pay
for offering
                                  expenses, the implementation of
our business
                                  plan, and for working capital.


Number of shares outstanding
 before the offering              4,000,000


Number of shares outstanding
 after the offering if all
 of the shares are sold           6,000,000

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.


               As of February 28, 2010      As of August 31, 2010
              -----------------------       ---------------------
                  (unaudited)                    (unaudited)
BALANCE SHEET

Total Assets           $   0                  $   0
Total Liabilities      $   1,367              $   1,367
Stockholders Deficit   $   (1,367)            $   (1,367)

           October 29, 2009 (Inception) to     Six Months To
              February 28, 2010               August 31, 2010
              ----------------                -------------------
                (unaudited)                      (unaudited)
INCOME STATEMENT

Revenue                 $   0                  $    0
Total Expenses          $   5,367              $    0
Net Loss                $   5,367              $    0
Net Loss Per Share      $  (0.00)              $  (0.00)



                                  RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.


RISKS ASSOCIATED WITH SWORDFISH VENTURES INC.


BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH
CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

OUR COMPANY IS OPERATED AND MANAGED BY ONE EMPLOYEE WHOM IS ALSO
THE SOLE DIRECTOR.  THIS SOLE DIRECTOR WILL DETERMINE HIS SALARY AND
THERE MAY OR MAY NOT BE SUFFICIENT FUNDS AVAILABLE TO MAINTAIN HIS SALARY.

Due to the lack of funds available, the sole director must also be the sole employee to operate the company. This employee will also determine his own salary and perquisites. Our ability to achieve and maintain a profitable and positive cash flow business will be dependent on the financial decisions made by this sole employee.


WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO
CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE
OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.


We were incorporated on October 29, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:


     *    completion of this offering;
     * our ability to create a viable distribution and a data collection mode for our service; and,
     * Our ability to generate ad revenues through the use of our service.




Our business will require a minimum of $10,000 in gross proceeds, as illustrated in our Plan of Operations, to proceed with our proposed business.

Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.


IF WE DO NOT ATTRACT USERS, WE WILL NOT MAKE A PROFIT WHICH
ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.


We currently have no karaoke service being offered. We cannot guarantee we will ever have any customers using this service. Even if we obtain users, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.


WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. IF WE NEED ADDITIONAL FUNDS AND ARE UNABLE TO
RAISE THEM WE WILL HAVE TO TERMINATE OUR OPERATIONS.


We have not yet started our business. We need the proceeds from this offering to start our operations. If the minimum of $10,000 is raised, the net amount to the company would be $5,000 which would allow the company to operate at a burn rate of $416 per month. If the maximum of $20,000 is raised, the net amount to the company would be $15,000 which would allow the company to operate at a burn rate of $1,250.


If we need additional funds and are unable to raise the money, we will have to cease operations.



The activities we will undertake with the minimum amount raised are as follows:

1. Development of our website to educate and connect with our potential clients
2.         Discussions and negotiations to secure a location to operate
3.         Promote and market our business offering
4.         Purchase equipments to conduct operations




IF WE DO NOT EARN A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.


Since we are small and do not have much capital, we must limit marketing our services. The sale of goods and services is how we intend to initially generate revenues. Because we intend on limiting our marketing activities, we may not be able to attract enough customers to operate profitably.
If we cannot operate profitably, we may have to suspend or cease operations.


BECAUSE OUR SOLE OFFICER AND DIRECTOR INTENDS ON DEVOTING LIMITED
TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT
IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY
COULD PREVENT US FROM ATTRACTING CUSTOMERS AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.


Our sole officer and director, Mr. Hai, intends on devoting limited time to our operations. Mr. Hai, our president and sole director intends on devoting approximately
20 hours per week of his working time to our operations. Because our sole officer and director intends on devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.
As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.


BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH
COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.


We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.


RISKS ASSOCIATED WITH THIS OFFERING:


BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR
SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED
INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND
ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.


Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.


BECAUSE OUR SOLE OFFICER AND DIRECTOR WHO IS ALSO OUR SOLE PROMOTER, WILL OWN 80% OF OUR TOTAL OUTSTANDING COMMON STOCK IF THE MINIMUM AMOUNT OF THE OFFERING IS SOLD AND 67% OF OUR TOTAL OUTSTANDING COMMON STOCK OF THE MAXIMUM AMOUNT OF THE OFFERING IS SOLD, HE WILL RETAIN CONTROL OF US AND WILL BE ABLE TO DECIDE
WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF OUR SHARES.


Even if we sell all 2,000,000 shares of common stock in this offering, Gao Hai will own 66.67% of the total outstanding common stock; if the minimum amount of the offering is sold he will own 80% of the total outstanding common stock. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Hai will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.


BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.


There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.


BECAUSE THE SEC IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON

BROKERS WHO DEAL IN OUR SHARES THAT ARE PENNY STOCKS, SOME BROKERS MAY BE UNWILLING TO TRADE THEM. THIS MEANS THAT YOU MAY HAVE
DIFFICULTY RESELLING YOUR SHARES AND THIS MAY CAUSE THE PRICE OF OUR SHARES TO DECLINE.

Our shares would be classified as penny stocks and are covered by
Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDERS ABILITY TO BUY AND SELL OUR STOCK.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customers financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.


BECAUSE WE ARE FILING TO BECOME A PUBLIC COMPANY WE WILL INCUR
EXPENSES THAT WOULD  NOT NORMALLY OCCUR IF WE REMAIN TO BE A PRIVATE
ORGANIZATION.


The company is expected to immediately incur an offering expense of $5,000. As a public Company, we expect to also incur additional legal, auditing, accounting and filing fees. If our company raises the minimum amount in our shares offering, we expect to expend, over a 12-month period, $2,000 to pay auditors and accountants.


BECAUSE THE COMPANY IS BASED IN HONG KONG AND THE SOLE OFFICER AND DIRECTOR RESIDES IN HONG KONG, SHAREHOLDERS MAY FIND IT DIFFICULT TO SERVE PROCESS TO EITHER THE COMPANY OR THE OFFICER AND DIRECTOR.


Shareholders may have to voyage to Hong Kong in order to serve process to either the company or the officer and director.
Shareholders may have to hire a representative to conduct such process on their behalf in Hong Kong.


BECAUSE THE BUSINESS WILL GENERATE REVENUE IN CHINESE CURRENCY
(YUAN), YOU MAY BE FACED  WITH EXCHANGE RATE RISKS.


The Chinese currency is presently a fixed currency. The foreign exchange market is susceptible to various economic conditions that may cause volatility in exchange rates. You may lose your invested capital if the currency you have invested in depreciates against your home currency.

 BECAUSE WE MAY NOT BE ABLE TO OBTAIN A LIQUOR LICENSE THE BUSINESS MAY SUFFER.

We might be required to obtain a liquor license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of a liquor license, then our business may suffer. Alcoholic beverage sales are an integral part of the entertainment industry's revenues and if we are unable to obtain a liquor license then our business may suffer as a result of this.







                                 USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 common shares minimum, 2,000,000 common shares maximum basis. The table below sets forth the use of proceeds if 1,000,000 or 2,000,000 common shares of the offering are sold.

                 1,000,000  1,250,000  1,500,000  1,750,000  2,000,000
                 -------    ---------  ---------  ---------  ---------

Gross proceeds    $ 10,000     $ 12,500   $ 15,000   $ 17,500   $ 20,000
Offering expenses $ 5,000      $ 5,000    $ 5,000    $ 5,000    $ 5,000
Net proceeds      $ 5,000      $ 7,500    $ 10,000   $ 12,500   $ 15,000

The net proceeds will be used as follows:

Website development$ 1,000      $ 1,500    $ 2,000    $ 2,600     $ 3,000

Marketing and
advertising        $ 500        $ 1,300    $ 2,000    $ 2,500     $ 3,000

Computer
Equipment          $ 500        $ 800      $ 1,400    $ 1,600     $ 2,000

Legal, Audit,
accounting and
filing fees        $ 2,000      $ 2,500    $ 3,000    $ 4,000     $ 5,000

Other expenses     $ 500        $ 700      $ 800      $ 900       $ 1,000

Negotiating and
Discussing Plan
with Club/Lounge
Owners             $5,00        $700       $800       $900        $1,000
TOTAL              $ 5,000      $ 7,500    $ 10,000   $ 12,500    $ 15,000

The proceeds from the offering are expected to
 allow us to operate for twelve months, whether the minimum or maximum amount is raised. Gao Hai our sole officer and director determined that the funds are expected to last twelve months, including filing reports with the Securities and Exchange Commission as well as the business activities contemplated in our business plan.

To operate for the next twelve months, the business must receive a minimum of $5,000 in net proceeds from the sale of common shares. With the minimum net proceeds of $10,000 we intend to build the basis of our operations; however, in a smaller scale. Our anticipated expenditures will be lower in the event that we sell our minimum offering of 1,000,000 common shares relative to our sale of 2,000,000 shares as illustrated in our table above. If we receive the maximum funding for $20,000 in net proceeds, we anticipate greater spending to access our markets.



Total offering expenses of $5,000 to be paid from the proceeds of the offering are for legal fees and auditing fees related to this offering. No other expenses of the offering will be paid from the proceeds.

After the completion of this offering, we intend to initiate the development of our website WWW.SWORDFISHVENTURES.CN
We intend to hire an outside web designer to assist us in designing and building our website. We expect that customers will be able to log onto our website and make bookings and reservations for our studios. We anticipate there will also be a list of locations of the studios and contact information.

 First, we intend to purchase all necessary equipments required in our initial stage of development. Equipments necessary for our operations are general technical machineries such as computers and network devices. Computer equipments will cost approximately $1,000.


The cost of establishing a web site is estimated to be between $1,000 to $3,000.


Marketing and advertising intends to be focused on promoting our karaoke service. We intend to advertise in local newspapers, magazines, city billboards, online, etc. To market and advertise our service we anticipate expenditures to be between $500 to $3,000


We estimate our legal, auditing, accounting and filing fees to be between $2,000 to $5,000 during the next twelve months. We have allocated between $500 and $1,000 for additional unforeseen expenses which may arise as a result of initiating our operations.


Concurrently, while we are still in our development stage, Mr. Hai intends to continue contacting with club and lounge owners to place our business. We expect to incur costs between $500 to $1,000 to negotiate and discuss our proposed plan to potential club and lounge owners who wish to lend space for our business.




                         DETERMINATION OF OFFERING PRICE


The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $10,000 and a maximum of $20,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:


     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and
     *    our relative cash requirements.



                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES


Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares from new purchases is also a result of the lower book value of our shares held by our existing stockholders.


As of August 31, 2010 the net tangible book value of our shares of common stock was approximately ($0.00) per share based upon 4,000,000 shares outstanding.


IF 100% OF THE SHARES ARE SOLD:


Upon completion of this offering, in the event all of our shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $13,633 or approximately $0.0023 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.0023 per share without any additional investment on their part. New shareholders from this offering will incur an immediate dilution from $0.01 per share to $0.0023 per share


After completion of this offering, if 2,000,000 shares are sold, new shareholders from this offering will own 33% of the total number of outstanding. New shareholders from this offering will have made a cash investment of $20,000, or $0.01 per share. Our existing stockholders will own 67% of the total number of outstanding shares for which they have made cash contributions totaling $nil or approximately $0.00 per share.


IF 75% OF THE SHARES ARE SOLD:


Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 5,500,000 shares then outstanding will be $8,633 or approximately $0.0016 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.0016 per share without any additional investment on their part. New shareholders from this offering will incur an immediate dilution from $0.01 per share to $0.0016 per share.


After completion of this offering, if 1,500,000 shares are sold, new shareholders will own approximately 27% of the total number of outstanding shares. New shareholders from this offering will have made a cash investment of $15,000, or $0.01 per share. Our existing stockholders will own approximately 73% of the total number of outstanding shares for which they have made cash contributions totaling nil or approximately $0.00 per share.


IF THE MINIMUM NUMBER OF SHARES IS SOLD:


Upon completion of this offering, in the event the minimum amount of shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $3,633 or approximately $0.0007 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.001 per share without any additional investment on their part. New shareholders from this offering will incur an immediate dilution from $0.01 per share to $0.0007 per share.


After completion of this offering, if 1,000,000 shares are sold, new shareholders from this offering will own approximately 20% of the total number of outstanding shares. New shareholders from this offering will have made a cash investment of $10,000, or $0.01 per share. Our existing stockholders will own approximately 80% of the total number of outstanding shares for which they have made cash contributions totaling nil or approximately $0.00 per share.

The following table compares the differences of the investment made by new shareholders from this offering with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:


Price per share                                   $  0.00000
Net tangible book value per share before offering $   (0.00)
Potential gain to existing shareholders           $   20,000
Net tangible book value per share after offering  $   0.0023


Increase to present stockholders in net tangible book
 value per share after offering                   $   0.0023
Capital contributions                             $        0
Number of shares outstanding before the offering   4,000,000


Number of shares after offering assuming the sale of the maximum
number of shares                                   6,000,000
Percentage of ownership after offering                   67%


PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD


Price per share                                    $      0.01
Dilution per share                                 $    0.0023
Capital contributions                              $    20,000
Number of shares after offering held by public investors 2,000,000 Percentage of capital contributions by existing shareholders 0.00%
Percentage of capital contributions by new investors         100%
Percentage of ownership after offering                        33%


PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD


Price per share                                     $      0.01
Dilution per share                                  $    0.0016
Capital contributions                               $    15,000
Number of shares after offering held by public investors   1,500,000
Percentage of capital contributions by existing shareholder  0.000%
Percentage of capital contributions by new investors           100%
Percentage of ownership after offering                          27%


PURCHASERS OF SHARES IN THIS OFFERING IF MINIMUM NUMBER OF SHARES SOLD


Price per share                                     $       0.01
Dilution per share                                  $      0.0007
Capital contributions                               $     10,000
 Percentage of capital contributions by existing shareholders  0.000%
Percentage of capital contributions by new investors           100.0%
Number of shares after offering held by public investors    1,000,000
Percentage of ownership after offering                            20%

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING



We are offering up to 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account at US Bank, 2385 North Oxnard Blvd, Oxnard, CA, 93136, Tel: 805 604 2200. The funds will be maintained in a separate bank until we receive a minimum of $10,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $10,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $10,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following, but not limited to, are material changes that would entitle you to a refund of your money:


     *    an extension of the offering period beyond 270 days;
     *    a change in the offering price;
     *    a change in the minimum sales requirement;
     * a change to allow sales to affiliates in order to meet the minimum sales requirement; or
     * a change in the amount of proceeds necessary to release the funds held in the separate bank account.


 If any of the above material changes occur, we may not make a new offering by post effective amendment.


We intend on selling the shares in this offering through Mr. Hai, our sole officer and director. He does not intend on receiving a commission from the sale of any shares. He does not intend on registering as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuers securities and not be deemed to be a broker/dealer. The conditions are that:


     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,


     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;


     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).


Mr. Hai is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and intends to continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He intends on not participating in selling and offering securities for any issuer more than once every twelve months.


Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We do not intend on utilizing the Internet to advertise our offering. Mr. Hai intends on also distributing the prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering are expected to be subject to any kind of lock-up agreement.


Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our shares outside of the United States.


SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK RULES


The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).


The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:


     * contains a description of the nature and level of risk in the market or penny stocks in both public offerings and secondary trading;
     * contains a description of the brokers or dealers duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
     * contains a brief, clear, narrative description of a dealer market, including BID and ASK prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customers account.


In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchasers written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.


REGULATION M


Our sole officer and director, who will sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.


OFFERING PERIOD AND EXPIRATION DATE


This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.


We will not accept any money until this registration statement is declared effective by the SEC.


PROCEDURES FOR SUBSCRIBING


We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

     1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

     2. Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

All checks for subscriptions must be made payable to SWORDFISH
VENTURES INC..

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

           MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.


We are a development stage corporation and have not started operations and have not yet generated or realized any revenues.


Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website and begin implementing and marketing our service to our target markets. We believe the technical aspects of our website will be sufficiently developed to use for our operations within 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount of money in this offering, it will last twelve months. The difference between the minimum and maximum amount relates to the website development; marketing and advertising; equipment; legal, audit, accounting and and filing fees; . In each case, if we raise the maximum amount, we intend on devoting more funds to the same in order to enhance the quality of the website and promote our business plan to potential customers. We do not intend on beginning operations until we raise money from this offering.


We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.


PLAN OF OPERATION


Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We do not intend on conducting any product research or development;
 however, we will develop our website and purchase equipments.

Upon completion of our public offering, our goal is to commence our operations. We intend to accomplish the foregoing through the following milestones, and the estimated timelines are from the date of effectiveness: (You may also refer to our Use of Proceeds section)



1. Complete our public offering. We believe that we will raise sufficient capital to begin our operations, and we believe that this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We do not intend on beginning operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we raise the minimum amount of $10,000 from our public offering, our burn rate will be $416 per month. If we raise the maximum amount of $20,000, our burn rate will be $1,250 per month. We expect to immediately incur a $5,000 one-time expense due to costs associated with this offering.

2. After completion of the offering, we expect to
immediately begin to develop our website.   First, we
intend to purchase all necessary equipments required in our initial stage of development. Equipments necessary for our operations are general technical machineries such as computers and network devices. Computer equipments will cost approximately $500.

With computer equipments in place, we believe that our website can be fully operational within 90 days. During this 90 day period we expect to also expense between $1,000 to $3,000 to develop the website. Additional details are available under the Business section.

Concurrently, while we are still in our development stage, Mr. Hai intends to continue contacting with club and lounge owners to place our business. We expect to incur costs between $500 to $1,000 to negotiate and discuss our proposed plan to potential club and lounge owners who wish to lend space for our business.

We anticipate to secure our location by the end of our sixth month of operations.

We plan to propose to club and lounge owners that our service directly complements with their businesses. Our karaoke service is expected to assist in drawing in more patrons to the facility, and thus, may increase overall revenues for the club or lounge owner willing to offer us empty floor space. Additional information is provided in the following Business section.



Total costs to our business during our first 90 days are between $1,248 to $3,750. The cost of $1,248 is based a burn rate of $416 per month if the company is successful in raising the minimum pursuant to the offering. The cost of $3,750 is based on a burn rate of $1,250 per month if the company is successful in raising the maximum pursuant to the offering.



3. Once our website is fully operational, approximately 90 days after the completion of the offering, we intend to launch our website. Additionally we intend to begin to market our business to potential customers through various marketing channels mentioned under the marketing section.

Our marketing activities are expected to span over nine months and are expected to costs between $500 to $3,000.

By the time we have reached our 12 month of operations our costs which include legal, auditing, accounting and filing fees, and less offering expenses, are expected to be approximately between $5,000 to $15,000, the minimum or maximum amount raised through this offering.


4. Once we are near completion of our third milestone, approximately
10 months after the effective date, we intend on purchasing our karaoke equipments to setup our location of operations. The karaoke equipment is
estimated to cost between $500 to $2,000.   Other than Mr. Hai, We
do not expect to hire any employees before our business is fully operational. Mr. Hai intends on implementing our objectives and execute our strategies stated in our business plan.

5. The company intends to rent out our karaoke studio to clients as our main revenue source. We intend on selling food and beverages such as potato chips, soda drinks and alcoholic drinks to our clients as the secondary source. The lounge or club that we are based in will provide the customers with food and beverages but we intend to be entitled to 1/3 sharing of the net profits.
 Our operations are expected to be ready to generate revenue immediately after the 12 month period. At this time, our business may seek additional funding or loans from our officer to cover expenses that may incur after the 12 month period.

6. The company intends to create a viable distribution and a data collection mode for our karaoke services which will generate karaoke revenue and also derive revenues from advertisements placed in our karaoke centers. The source of revenue generated will be derived from customers who are attentive to our distribution of the karaoke services and the amount of advertising revenues that we can generate at the karaoke centers.



If we cannot generate sufficient revenues to continue operations, we intend on suspending or ceasing operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.



LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL


There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not yet generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.


In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.


We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.


RESULTS OF OPERATIONS


FROM INCEPTION ON OCTOBER 29, 2009 TO February 28, 2010


During this period we incorporated the company and hired an auditor for the preparation of this registration statement. We also prepared an internal business plan. Our loss since inception is $5,367. We have not yet started our proposed business operations and do not intend to do so until we have completed this offering.


Since inception, we have issued 4,000,000 shares of common stock to our sole officer and director.


 SIX MONTH PERIOD ENDED AUGUST 31, 2010
During this period we have discussed our business with prospective club and bar owners to host our business. However, we have not conducted any activities to generate revenue. We have revised our internal business plan during this time. Our financial activities remain unchanged.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our service, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.


Our sole officer and director is willing to loan us money for our operations until this offering has been completed or until the offering period has expired. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. If we raise the minimum amount of money from this offering, it is expected to last one year. Other than as described in this paragraph, we have no other financing plans.


As of the date of this prospectus, we have yet to generate any revenues from our business operations.


We issued 4,000,000 shares of common stock pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. This was accounted for as a sale of common stock.


As of August 31, 2010, our total assets were $0 and our total liabilities were $1,367.

                                    BUSINESS
GENERAL

We were incorporated in the State of Nevada on October 29, 2009. We have not started operations. We intend to develop a website
WWW.SWORDFISHVENTURES.CN. In the
beginning of our business operations, we plan to advertise our business on the local billboards that will promote our business locally. We intend to open our first karaoke studio in Shenzhen, China.


 Our business will compete in the entertainment industry. The entertainment industry in Shenzhen, China encompasses numerous types of service offerings such as clubs, bars, karaokes and lounges. Our karaoke studio intends to offer clients privacy when singing their favorite new or classical songs by providing separate rooms, as well as food and beverage such as potato chips and soda drinks.

The business will intend on specializing in karaoke services that offer a wide range of popular music accompanied by high-technology equipments for amplification.
Swordfish's service offering aims to accommodate the growing demand for leisure and comfort from consumers with rising disposable income. Swordfish's goals are to capture market share along with customer loyalty before the sector is saturated with competitors offering similar services.

 The karaoke business is highly competitive in Shenzehn and very fragmented with predominantly single independent operators. The business model is consistently the same throughout the karaoke providers in that they only allow customers to sing.


We have not yet generated any revenues and the only operations that we have engaged in is the development of a business plan. Our business office is located at Room B3 20th Floor Boldwin Industrial Building. 16-18 Wah Sing Street, Kwai Chung N.T. Hong Kong. Our telephone number is (852) 69463282. This is the office of our President, Gao Hai.


We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.


We have not conducted any market research into the likelihood of success of our operations or the acceptance of our services by the public.

OUR STRATEGY


 We intend to create a chain of karaoke studios, starting with our first in Shenzhen. Currently, we do not have any customers or any contracts for our service. We also have not yet commenced any operations.

The company's first karaoke studio intends on being strategically located in an existing club or lounge. Either location that we subsequently select intends on being in high-traffic areas. Finally, our studio will serve food and beverage that are appropriate for the companys targeted customers. The food and beverage will be provided by the existing club or lounge but we will intend on being entitled to 1.3 sharing of the net profits.

Mr. Hai is currently in contact with club and lounge owners so that we may utilize their space to base our studio free of charge. Clubs and lounges we approach will have existing space available along with separate rooms to lend our business to conduct operations. We intend on obtaining all revenues from the rental of the room by the hour, however, we intend on being entitled to 1/3 sharing of the net profits of food and beverage. There are currently no agreements in place with club or lounge owners at this time.

Our business activities highly complement services offered by clubs and lounges. We believe customers will utilize our services for an average of 3 hours but will plan on visiting another entertainment provider such as a club or lounge to complete their night. Our services initially draw customers into the facility, and thus, the close proximity of the club or lounge that we are located is expected be our clients immediate choice.



TARGET MARKET

Swordfish services intends to targetcustomers primarily within the age of 18 to 30 years. These consumers are either in school or working, nevertheless they are seeking entertainment alternatives.
The company has not yet commenced with operations, and therefore, has not generated any revenue.

We intend to target the city of Shenzhen, China. In our first year of operation, we plan to open our first karaoke studio. Furthermore, we plan on selling food and drink to the customers at our various studio locations. We have selected Shenzhen to commence our business due the citys proximity to Hong Kong.


REGULATORY REQUIREMENTS

We might be required to obtain special licenses, or meet special regulatory requirements before establishing our business, other than a business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended services, then our business may suffer. For example, if we were required to obtain a government issued liquor license for the purpose of opening the karaoke studio, then we may not be able to qualify for such a license. If such a licensing requirement existed, and we were not able to qualify, then our business would suffer.

MARKETING

Initially, our services will be promoted by Mr. Hai. Mr. Hai will develop a marketing and advertising campaign to create awareness of the concept and services of Swordfish Ventures Inc. He will discuss our services with his friends and business associates. We also anticipate utilizing other marketing avenues in our attempt to make our services known to the general public and attract potential customers. These marketing activities are expected to be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; billboards advertisement and, promotion of our web site.



The suggested marketing tools are expected to be directed to appeal to our targeted customers.


Depending on the amount raised through this offering, we have allocated between $500 to $3,000 to employ our marketing and advertising initiatives. The capital employed will be strictly on a variable basis until we begin generating revenues. Advertisement costs are not expected be fixed and expected to incur only when we utilize the channels suggested for distribution.


Our website is our primary advertisement unit to educate our business offering to endusers. Our website development costs are expected to be between $1,000 to $3,000 after completion of the offering.
Website development is expected to be contracted to professional developers and will include the following:

1.         Business and needs assessments.
2.         Website development focused on cosmetic and persuasive content.


Our website completion date is expected to be approximately 90 days after the effective date. Once our website is completed, we intend to deploy our proposed marketing and advertising activities and will commence for 9 months. Our marketing and advertising activities will precede the securing of a location for our first karaoke studio which is anticipated to be secured by the end of our sixth month.

If we raise the minimum amount of $5,000 in net proceeds, our promotional initiatives intend to be limited to email advertisements, as well as to a short list of online advertisers. We expect to expense $500 over a nine month period immediately after completing our website to advertise our business offering in various local websites.

In the event that we raise the maximum amount of $15,000 in net proceeds, our business intends to advertise using the proposed methods stated in the above.

The following is a breakdown
of the $3,000 allocated for marketing and advertising:

1.   $1,500 over a nine month period on billboards in Shenzhen.
2.   $500 over a nine month period on a variety of online space to our targeted endusers.
3.   $500 to contract a professional writer to complete our marketing literature.
4.   $500 over a nine month period to mass direct mail and email to
     potential endusers and businesses.   The direct mail list and
     email list will be acquired from businesses that specialize in maintaining a data base of this information. We will select the target customers who fit the profile of a karaoke user and direct the mailer to them. We expect to direct mail and email to approximately 100,000 names.





REVENUE

We intend to generate revenues by selling our karaoke services, as well as food and beverage products. Therefore, we will require substantial startup capital in order to setup our location and begin operations. Gao Hai, our president, is expected to be devoting approximately 20 hours a week of his time to our operations. Once we begin operations Mr.Hai has agreed to commit more time as required. Because Mr. Hai is expected to only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Hai. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations. Also, we have no guarantee that we will be able to generate revenues in the future.



Swordfish karaoke studio intends on having two revenue streams. We intend on generating revenue by renting out our studio where we intend on offering our library of music to our patrons to sing along. Our studio is expected to have rooms to accommodate small to large parties. Our prices are expected to vary depending on size of the rooms and the time requested for use. Furthermore, we intend on selling food and beverage such as potato chips, soda drinks and alcoholic drinks to complement our services.



We expect to generate revenue once operations are fully functional after the 12 month period. We have dedicated our initial 12 months towards the development and marketing of our business to ensure a smooth running operation. Because we do not anticipate positive cash flow after the 12 month development period, our burn rate is approximately $416 to 1,250 each month in the event that we raise the minimum or maximum amount, respectively.


EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees when they are needed.

OFFICES

Our offices are currently located at Room B3 20th Floor Boldwin
Industrial Building.  1618 Wah Sing Street, Kwai Chung N.T. Hong
Kong. Our telephone number is (852) 69463282.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one year and serves until his successor is duly elected and qualified, or until he is removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address                 Age                      Positions
---------------                 ---                      ---------

Gao Hai                          28          President,Chief Executive
                                                Officer, Secretary,
Room B3 20th Floor                               Treasurer,and the
Chief Financial Officer,                        sole memeber of the
Boldwin Industrial Building                      Board of Directors
16-18 Wah Sing Street
Kwai Chung, N.T. Hong Kong

The person named above has held his offices/positions since January 23, 2009 and is expected to hold his offices/positions until the next annual meeting of our stockholders.

BACKGROUND OF OUR SOLE OFFICER AND DIRECTOR


GAO HAI - PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER, CHIEF FINANCIAL OFFICER, PRINCIPAL ACCOUNTING OFFICER AND OUR SOLE DIRECTOR.

Since October 29, 2009 , Mr. Hai has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors. From 2000-2004 Mr. Hai obtained his Degree in Computer Science, University of Jilin. From 2005-present he has worked as a Web Developer at Shen Da Technology Ltd in Luohu District, Shenzhen,
 Guangdong, China


AUDIT COMMITTEE FINANCIAL EXPERT


The functions of the Audit Committee are currently carried out by our Board of Directors. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.


CONFLICTS OF INTEREST


Mr. Hai devotes approximately 20 hours per week to our Company. The only conflict that exists is Mr. Hai s devotion of time to other projects. We have no provisions for handling conflicts of interest should they arise in the future; however, Mr. Hai has agreed not to engage in any business activity which conflicts with our activities.

                             EXECUTIVE COMPENSATION


The following table sets forth the compensation paid by us from inception on October 29, 2009, through August 31, 2010, for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.



                           SUMMARY COMPENSATION TABLE


Name        Year      Salary  $    Bonus $ Stock        Option       Non-Equity    Non-qualified   All Other   Total $
and                                        Awards $     Awards $     Incentive     Deferred        Compensation
Principal                                  (1)                         Plan          Compensation    $
Position                                                             Compensation  Earnings $
                                                                     $



Gao Hai
President,
Secretary/Treasurer,20090          0       $4,000       0            0             0               0           $4,000
Director


Gao Hai
President,  2010      0            0       0     0            0             0               0           0
Secretary/Treasurer,
Director



 (1) Mr. Hai's past and future contribution to the Company has been valued at $4,000.00. Common shares of the Company were issued to Mr. Hai at par value in the amount of $4,000 as payment for his contribution to the company. Mr. Hai will not be paid any further compensation until such time that the Company deems it financially prudent.

 The only employee agreement that exists between Mr Hai and the company is that he commit at least 20 hours a week of his time to our operations. Once we begin operations Mr.Hai has agreed to commit more time as required.



The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.


There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.


LONG-TERM INCENTIVE PLAN AWARDS


We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.


COMPENSATION OF DIRECTORS


Our sole director does not receive any compensation for serving as a member of the board of directors.


INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorneys fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.



Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.



                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.


Name and Address of            Number of       Percentage of Ownership  Number of Shares After  Percentage of
Beneficial Owner               Shares of       Before the Offering      Offering Assuming all   Ownership After the
                               Before the                               of the Shares are Sold  Offering Assuming all
                               Offering                                                         of the Shares are Sold

Gao Hai                        4,000,000       100%                     4,000,000               67%
Room B3 20th Floor
Boldwin Industrial Building
16-18 Wah Sing St.Kwai Chung,
N.T. Hong Kong




[1] The person named above may be deemed to be a parent and promoter of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct stock holdings. Mr. Hai is the only promoter of our company.

FUTURE SALES BY EXISTING STOCKHOLDERS
A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Under Rule 144, since Mr. Hai is an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director and he owns 4,000,000 restricted shares of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 67% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK

We do not have a class of preferred stock.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.
REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F
Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0331. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not yet selected a stock transfer agent.

                              CERTAIN TRANSACTIONS

On or about October 29, 2009, we issued a total of 4,000,000 shares of restricted common stock to Gao Hai, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, Treasurer, Secretary and sole director, in exchange for his services to us, and those shares were valued at $0.001 per share for a total value of $4,000.00. These shares represent 100% of our issued and outstanding shares. This represents the complete interest of our sole current shareholder prior to any future issuance of stock under this registration statement.

Mr. Gao Hai has arranged the usage of office space on a rent-free basis.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements for the period from inception to February 28, 2010, included in this prospectus have been audited by Stan
J.H. lee, CPA as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

The six months ended August 31, 2010 interim financial statements are unaudited.

                                  LEGAL MATTERS

We have no legal counsel at this time.

                              FINANCIAL STATEMENTS

 Our fiscal year end is February 28. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Stan J.H. Lee, CPA.

 FINANCIAL STATEMENTS

                               Swordfish Ventures Inc.
                          (a Development Stage Company)




                                                                           Index
                                                                           -----

Report of Independent Registered Public Accounting Firm...................  F-1

Balance Sheet for the Year Ended February 28, 2010......................... F-2

Statements of Operations for the cumulative Period From October 29, 2009
(inception) Through February 28, 2010.......................................F-3

Statements of Cash Flows for the cumulative Period From October 29, 2009
(inception) Through February 28, 2010.......................................F-4

Statement of Changes in Stockholders Deficit for the cumulative Period From
 October 29, 2009 (inception) Through February 28, 2010...................  F-5

Notes to the Financial Statements
As of February 28, 2010...................................................  F-6

Balance Sheet for the six months ended August 31, 2010 (unaudited) .......  F-7

Statements of Operations for the cumulative period  From October 29, 2009
(inception)Through August 31, 2010 (unaudited)............................. F-8

Statements of Cash Flows for the cumulative Period From October 29, 2009
(inception) Through August 31, 2010 (unaudited).............................F-9

Statement of Changes in Stockholders Deficit for the cumulative Period From
 October 29, 2009 (inception) Through August 31, 2010 (unaudited).......... F-10

Notes to the Financial Statements
As of August 31, 2010 (unaudited)...........................................F-11

Balance Sheet for the nine months ended November 30, 2010 and year ended
February 28, 2011 (unaudited) ...... .......................................F-12

Statements of Operations for the cumulative period  From October 29, 2009
(inception) Through February 28, 2011 (unaudited)...........................F-13

Statements of Cash Flows for the cumulative Period From October 29, 2009
(inception) Through February 28, 2011 (unaudited)...........................F-14

Statement of Changes in Stockholders Deficit for the cumulative Period From
 October 29, 2009 (inception) Through February 28, 2011 (unaudited)........ F-15

Notes to the Financial Statements
As of  February 28, 2011 (unaudited)........................................F-16

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Stan J.H. Lee, CPA
2160 North Central Rd. Suite 203 Fort Lee NJ 07024
P.O. Box 436402 San Ysidro CA 92143
619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com



                                                            F-2


Report of Independent Registered Public Accounting Firm
-------------------------------------------------------


To the Board of Directors and
Shareholders of
Swordfish Ventures Inc.


We have audited the accompanying balance sheets of Swordfish Ventures Inc. ( A Development
Stage Company) as of February 28, 2010 and the related statements of operations, changes in shareholders equity and cash flows for the period from October 29,2009 ( inception) to February 28, 2010.
These financial statements are the responsibility of the Companys management.
Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swordfish Ventures Inc. as of February 28, 2010 and the results of their operations and its cash flows for the aforementioned period in conformity with U.S. generally accepted accounting principles.


The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Companys results of operations and lack of capital and liquidity raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stan J.H. Lee, CPA

------------------
Stan J.H. Lee, CPA

March 3, 2010
Fort Lee, NJ 07024

                                         Swordfish Ventures Inc.
                                         (A Development Stage Company)
                                                Balance Sheet
                                            As of February 28, 2010

ASSETS:
Total Assets 	                             $     --
LIABILITIES AND STOCKHOLDERS DEFICIT:
Current Liabilities
Due to related parties	                     $   117
Accrued expense 	                         1,250
Total Current Liabilities 	                 1,367
Stockholders Deficit
Capital Stock, 75,000,000 shares
authorized, $ 0.001 par value,
4,000,000 shares issued and
outstanding	                                 4,000


Additional Paid-in-Capital 	                 -
Deficit accumulated during the
development stage 	                        (5,367)
Total Stockholders Deficit 	                (1,367)
Total Liabilities and Stockholders Deficit   $     0


The Accompanying Notes are an Integral Part of These Financial Statements

                      Swordfish Ventures Inc.
                      (A Development Stage Company)
                      Statement of Operations
               For the Period From October 29, 2009 (Inception)
                      Through February 28, 2010



                                                               October 29, 2009 (Inception)
                                                               Through February 28, 2010

Operating Expenses;

Consulting expense                                             $   4,000

Filing fee                                                     117

Audit fee                                                      1,250

Total Expenses                                                 5,367

Net Loss                                                       $ (5,367)

Net Loss Per Common Share - Basic and Diluted                  $ (0.00)

Weighted Average Number of Common Shares Outstanding           4,000,000



The Accompanying Notes are an Integral Part of These Financial
                             Statements

                       Swordfish Ventures Inc.
                    (A Development Stage Company)
                       Statement of Cash Flows
          For the Period from October 29, 2009 (inception)
                      Through February 28, 2010


                                                                 October 29, 2009 (Inception)
                                                                 Through February 28, 2010

Operating Activities;

Net loss                                                         $(5,367)

Adjustments to reconcile net loss to cash

   used in operating activities:

Common stock issued for service performed                        4,000

Increased in accrued expense                                     1,250

Net Cash Used in Operating Activities                            (117)

Net Cash Provided by Investing Activities;                       -0-

Net Cash Provided by Financing Activities;

Advance from related party                                       117

Net Cash Provided by Investing Activities                        117

Increase (Decrease) in Cash                                      --

Cash - Beginning of Period                                       --

Cash - End of Period                                             $     --

NONCASH INVESTING AND FINANCING ACTIVITIES:

Common stocks issued for service performed                       $ 4,000

Supplemental Disclosures of Cash Flow Information

Cash paid during the period for

Interest                                                          $     --

Income taxes                                                      $     --


The Accompanying Notes are an Integral Part of These Financial
                             Statements

                       Swordfish Ventures Inc.
                    (A Development Stage Company)
             Statement of Changes in Stockholders Deficit
          For the Period from October 29, 2009 (inception)
                      Through February 28, 2010


                     Common Shares     Stock Amount Additional      Deficit          Total
                                                    Paid-in Capital Accumulated

Balances at October
29,                  -                 -            -               -                -
2009(Inception)

Issuance of          4,000,000         4,000        -               -                4,000
founders
shares in exchange
for service

Net loss for the                                                    (5,367)          (5,367)
period

Balances at          4,000,000         4,000        --              $(5,367)         $(1,367)
February 28,
2010

Accompanying Notes are an Integral Part of These Financial Statements

        Swordfish Ventures Inc.
(A Development Stage Company)
     Notes to the Financial Statements
  February 28, 2010



NOTE 1 Nature and Continuance of Operations


The Company is a development stage company, which was incorporated on October 29, 2009 in the state of Nevada.

These financial statements have been prepared on a going concern basis.
The company has yet to achieve profitable operations and losses are anticipated in the development of its business, raising substantial doubt about the Companys ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.



The Companys year-end is February 28.


NOTE 2 - Summary of Significant Accounting Policies


The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.
The financial statements have, in managements opinion, been properly prepared within the framework of the significant accounting policies summarized below:


Development Stage Company
The Company complies with Statement of Financial Accounting Standard FASB ASC No. 915 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.


Impairment of Long Lived Assets
Long-lived assets are reviewed for impairment in accordance with FASB
ASC No. 360, Accounting for the Impairment or Disposal of Long- lived Assets. Under FASB ASC No. 360, property, plant and equipment are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.


Financial Instruments
The carrying value of the Companys financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is managements opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.


Income Taxes
The Company uses the assets and liability method of accounting for income taxes in accordance with FASB ASC NO. 740 Accounting for Income Taxes.
Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


Basic and Diluted Net Loss Per Share
In accordance with FASB ASC No. 260, Earnings Per Share, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at February 28, 2010, diluted net loss per share is equivalent to basic net loss per share.


Stock Based Compensation
The Company accounts for stock options and similar equity instruments issued in accordance with FASB ASC No. 718,Share-Based Payment. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over
the expected vesting period.   Transactions in which goods or services are
received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the
equity instruments issued, whichever is more reliably measurable.   FASB ASC
No. 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended February 28, 2010.


Comprehensive Income
The Company adopted Statement of FASB ASC No. 220,  Reporting
Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

The Company has no elements of other comprehensive income during the period ended February 28, 2010.


New Accounting Standards
Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.


Accounting Standard Codification
The Financial Accounting Standards Board (FASB) issued the Accounting Standards Codification (the Codification or ASC) on July,1 2009
(which became effective for interim and annual periods ending after September 15, 2009). The Codification changes the way that accounting principles generally accepted in the United States (U.S. GAAP) are referenced.
Beginning on that date the Codification officially became the single source of authoritative nongovernmental U.S. GAAP. The change affects the way the Company refers to U.S.GAAP in its financial statements and accounting policies. All existing standards that were use to create the Codification were superseded. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Company adopted and applied the provisions of the ASC and has eliminated references to pre-ASC accounting standards throughout its financial statements. The adoption of this new guidance did not impact the Companys financial position or results of operations.



NOTE 3 -        INCOME TAXES

At February 28, 2010, the Company had a federal operating loss carryforward of $5,367 which begins to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at February 28, 2010.



                                                             2010
Deferred tax assets:
                                                    $       1,878
    Net operating loss carryforward                 $         -0-
                                                            1,878

Less: Valuation Allowance                                  (1,878)

                                                    $         -0-
                                                         ===============

The valuation allowance for deferred tax assets as of February 28, 2010 was $ 1,878. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of February 28, 2010, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the period ended February 28, 2010 is as follows:

                                               2010

Federal statutory tax rate                    (35.0)%
Change in valuation allowance                  35.0%

Effective tax rate                              0.0%
                                        =================



NOTE 4- Capital Stock
On October 29, 2009, the Company issued 4,000,000 common shares in exchange to the sole officer and director of the Company in exchange for his services to the Company. These services were valued at $4,000.00. As of February 28, 2010, the Company is authorized to issue one stock of common stock up to 75,000,000 shares at $ 0.001 par value and 4,000,000 shares are issued and outstanding.


NOTE 5- Subsequent Event
As of the February 28, 2010, there is no reportable subsequent event,

                       Swordfish Ventures Inc.
                      (A Development Stage Company)
                              Balance Sheet
             As of February 28, 2010 and August 31, 2010



ASSETS:                                                 February 28, 2010   August 31, 2010
                                                        (Audited)           (Unaudited)

Total Assets                                              $     --          $     --

LIABILITIES AND STOCKHOLDERS DEFICIT:

Current Liabilities

Due to related parties                                  $   117             $   117

Accrued expense                                         1,250               1,250

Total Current Liabilities                               1,367               1,367

Stockholders Deficit

Capital Stock, 75,000,000 shares authorized, $ 0.001    4,000               4,000
par value, 4,000,000 shares issued and outstanding


Additional Paid-in-Capital                              -                   -

Deficit accumulated during the development stage        (5,367)             (5,367)

Total Stockholders Deficit                              (1,367)             (1,367)

Total Liabilities and Stockholders Deficit              $     0             $0




The Accompanying Notes are an Integral Part of These Financial
                             Statements

                         Swordfish Ventures Inc.
                    (A Development Stage Company)
                       Statement of Operations



                                             Six Months ended  Cumulative
                                             August 31, 2010   Period from
                                             (Unaudited)       Inception
                                                               October 29,
                                                               2009 Through
                                                               August 31,
                                                               2010
                                                               (Unaudited)

Operating Expenses;

Consulting expense                           -                 $4,000

Filing fee                                   -                 117

Audit fee                                    -                 1,250

Total Expenses                               -                 5,367

Net Loss                                     -                 $5,367

Net Loss Per Common Share - Basic and        $ (0.00)          $ (0.00)
Diluted

Weighted Average Number of Common Shares     4,000,000         4,000,000
Outstanding


The Accompanying Notes are an Integral Part of These Financial
                             Statements

                       Swordfish Ventures Inc.
                    (A Development Stage Company)
                       Statement of Cash Flows
          For the Period from October 29, 2009 (inception)
                       Through August 31, 2010


                                               Six Months       Cumulative Period
                                               ended August     from  Inception
                                               31, 2010         October 29, 2009
                                               (Unaudited)      Through August
                                                                31, 2010
                                                                (Unaudited)

Operating Activities;

Net loss                                       -                $(5,367)

Adjustments to reconcile net loss to cash

   used in operating activities:

Common stock issued for service performed      -                4,000

Increased in accrued expense                   -                1,250

Net Cash Used in Operating Activities          -                (117)

Net Cash Provided by Investing Activities;     -                -

Net Cash Provided by Financing Activities;

Advance from related party                     -                -

Net Cash Provided by Investing Activities      -                -

Increase (Decrease) in Cash                    -                --

Cash - Beginning of Period                     -                --

Cash - End of Period                           -                $     --

NONCASH INVESTING AND FINANCING ACTIVITIES:

Common stocks issued for service performed     $4,000           $ 4,000

Supplemental Disclosures of Cash Flow
Information

Cash paid during the period for:

Interest                                       $ -               $ -

Income taxes                                   $ -               $ -

Accompanying Notes are an Integral Part of These Financial Statements

                        Swordfish Ventures Inc.
                    (A Development Stage Company)
             Statement of Changes in Stockholders Deficit
          For the Period from October 29, 2009 (inception)
                         To August 31, 2010
                             (Unaudited)

                               Common       Stock      Additional    Deficit          Total
                               Shares       Amount     Paid-in       Accumulated
                                                       Capital

Balances at October 29,
2009(Inception)                -            -          -             -                -

Issuance of founders           4,000,000    4,000      -             -                4,000
shares in exchange
for service

Net loss for the period                                              (5,367)          (5,367)

Balances at February 28,       4,000,000    4,000      --            $(5,367)         $(1,367)
2010

Net Loss for the Period        -            -          -             -                -
October 29, 2009 to August
31, 2010

Balance at August 31, 2010     4,000,000    4,000      -             $(5,367)         $(1,367)
(Unaudited)


Accompanying Notes are an Integral Part of These Financial Statements

    Swordfish Ventures Inc.
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2010
(Unaudited)


NOTE 1  Nature and Continuance of Operations
The Company is a development stage company, which was incorporated on October 29, 2009 in the state of Nevada. These financial statements have been prepared on a going concern basis. The company has yet to achieve profitable operations and losses are anticipated in the development of its business, raising substantial doubt about the Companys ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Companys year-end is February 28.

The interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make all financial statements not misleading.

NOTE 2 - Summary of Significant Accounting Policies
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in managements opinion, been properly prepared within the framework of the significant accounting policies summarized below:


Development Stage Company
The Company complies with Statement of Financial Accounting Standard FASB ASC No. 915 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.


Impairment of Long Lived Assets
Long-lived assets are reviewed for impairment in accordance with FASB
ASC No. 360, Accounting for the Impairment or Disposal of Long- lived Assets. Under FASB ASC No. 360, property, plant and equipment are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.


Financial Instruments
The carrying value of the Companys financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is managements opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.


Income Taxes
The Company uses the assets and liability method of accounting for income taxes in accordance with FASB ASC No. 740 Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


Basic and Diluted Net Loss Per Share
In accordance with FASB ASC No. 260, Earnings Per Share, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at August 31, 2010, diluted net loss per share is equivalent to basic net loss per share.

Stock Based Compensation
The Company accounts for stock options and similar equity instruments issued in accordance with FASB No. 718, Share-Based Payment.
Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. FASB ASC No. 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended August 31, 2010.


Comprehensive Income
The Company adopted Statement of FASB ASC No. 220, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

The Company has no elements of other comprehensive income during the period ended August 31, 2010.


New Accounting Standards
Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.


Accounting Standard Codification
The Financial Accounting Stadards Board (FASB) issued the Accounting Standards Codification (the Codification or ASC) on July,1 2009
(which became effective for interim and annual periods ending after September 15, 2009). The Codification changes the way that accounting principles generally accepted in the United States (U.S. GAAP) are referenced. Beginning on that date the Codification officially became the single source of authoritative nongovernmental U.S. GAAP. The change affects the way the Company refers to U.S. GAAP in its financial statements and accounting policies. All existing standards that were use to create the Codification were superseded. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Company adopted and applied the provisions of the ASC and has eliminated references to pre-ASC accounting standards throughout its financial statements. The adoption of this new guidance did not impact the Companys financial position or results of operations.


NOTE 3 -        INCOME TAXES

At August 31, 2010, the Company had a federal operating loss carryforward of $5,367 which begins to expire in 2030.Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2010.


                                                2010

Deferred tax assets:                    $       1,878
Net operating loss carryforward         $         -0-
                                             ___________
                                                1,878

Less: Valuation Allowance                      (1,878)


                                              ============
                                             $         -0-



The valuation allowance for deferred tax assets as of August 31, 2010 was $ 1,878. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May
31, 2010, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the period ended August 31, 2010 is as follows:

                                                 2010

Federal statutory tax rate                     (35.0)%
Change in valuation allowance                   35.0%

Effective tax rate                               0.0%
                                           =================


NOTE 4- Capital Stock
On October 29, 2009, the Company issued 4,000,000 common shares in exchange to the sole officer and director of the Company in exchange for his services
to the Company.   These services were valued at $4,000.  As of August
31,2010, the Company is authorized to issue one stock of common stock up to 75,000,000 shares at $ 0.001 par value and 4,000,000 shares are issued and outstanding.

NOTE 5- Subsequent Event
As of August 31, 2010, there is no reportable subsequent event,

                       Swordfish Ventures Inc.
                      (A Development Stage Company)
                              Balance Sheet
             As of February 28, 2011 and November 30, 2010



ASSETS:                                                 February 28, 2011   November 30, 2010
                                                        (Audited)           (Unaudited)

Total Assets                                              $     --          $     --

LIABILITIES AND STOCKHOLDERS DEFICIT:

Current Liabilities

Due to related parties                                  $   117             $   117

Accrued expense                                         1,250               1,250

Total Current Liabilities                               1,367               1,367

Stockholders Deficit

Capital Stock, 75,000,000 shares authorized, $ 0.001    4,000               4,000
par value, 4,000,000 shares issued and outstanding


Additional Paid-in-Capital                              -                   -

Deficit accumulated during the development stage        (5,367)             (5,367)

Total Stockholders Deficit                              (1,367)             (1,367)

Total Liabilities and Stockholders Deficit              $     0             $0




The Accompanying Notes are an Integral Part of These Financial
                             Statements

                         Swordfish Ventures Inc.
                    (A Development Stage Company)
                       Statement of Operations



                                             Period ended      Cumulative
                                             February 28,      Period from
                                             2011              Inception
                                             (Unaudited)       October 29,
                                                               2009 Through
                                                               February 28,
                                                               2011
                                                               (Unaudited)

Operating Expenses;

Consulting expense                           -                 $4,000

Filing fee                                   -                 117

Audit fee                                    -                 1,250

Total Expenses                               -                 5,367

Net Loss                                     -                 $5,367

Net Loss Per Common Share - Basic and        $ (0.00)          $ (0.00)
Diluted

Weighted Average Number of Common Shares     4,000,000         4,000,000
Outstanding


The Accompanying Notes are an Integral Part of These Financial
                             Statements

                       Swordfish Ventures Inc.
                    (A Development Stage Company)
                       Statement of Cash Flows
          For the Period from October 29, 2009 (inception)
                       Through February 28, 2011


                                               Period ended     Cumulative Period
                                               February 28,     from  Inception
                                               2011             October 29, 2009
                                               (Unaudited)      Through February
                                                                28, 2011 (Unaudited)

Operating Activities;

Net loss                                       -                $(5,367)

Adjustments to reconcile net loss to cash

   used in operating activities:

Common stock issued for service performed      -                -

Increased in accrued expense                   -                1,250

Net Cash Used in Operating Activities          -                (117)

Net Cash Provided by Investing Activities;     -                -

Net Cash Provided by Financing Activities;

Advance from related party                     -                -

Net Cash Provided by Investing Activities      -                -

Increase (Decrease) in Cash                    -                --

Cash - Beginning of Period                     -                --

Cash - End of Period                           -                $ --

NONCASH INVESTING AND FINANCING ACTIVITIES:

Common stocks issued for service performed     $4,000           $ 4,000

Supplemental Disclosures of Cash Flow
Information

Cash paid during the period for:

Interest                                       $ -               $ -

Income taxes                                   $ -               $ -

Accompanying Notes are an Integral Part of These Financial Statements

                        Swordfish Ventures Inc.
                    (A Development Stage Company)
             Statement of Changes in Stockholders Deficit
          For the Period from October 29, 2009 (inception)
                         To August 31, 2010
                             (Unaudited)

                               Common       Stock      Additional    Deficit          Total
                               Shares       Amount     Paid-in       Accumulated
                                                       Capital

Balances at October 29,
2009(Inception)                -            -          -             -                -

Issuance of founders           4,000,000    4,000      -             -                4,000
shares in exchange
for service

Net loss for the period                                              (5,367)          (5,367)

Balances at February 28,       4,000,000    4,000      --            $(5,367)         $(1,367)
2010

Net Loss for the Period        -            -          -             -                -
October 29, 2009 to August
31, 2010

Balance at August 31, 2010     4,000,000    4,000      -             $(5,367)         $(1,367)
(Unaudited)

Balance at November 30,
2010                           4,000,000    4,000      -             $(5,367)         $(1,367)

Net Loss for the Period
October 29, 2009 to
November 30, 2010              -            -          -             -                -

Balance at February
28, 2011                       4,000,000    4,000      -             -                -

Net loss for the Period
October 29 2009 to
February 28, 2011              -            -          -             -                -






Accompanying Notes are an Integral Part of These Financial

    Swordfish Ventures Inc.
(A Development Stage Company)
Notes to the Financial Statements
February 28, 2011
(Unaudited)


NOTE 1  Nature and Continuance of Operations
The Company is a development stage company, which was incorporated on October 29, 2009 in the state of Nevada.These financial statements have been prepared on a going concern basis. The company has yet to achieve profitable operations and losses are anticipated in the development of its business, raising substantial doubt about the Companys ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Companys year-end is February 28.

The interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make all financial statements not misleading.

NOTE 2 - Summary of Significant Accounting Policies
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in managements opinion, been properly prepared within the framework of the significant accounting policies summarized below:


Development Stage Company
The Company complies with Statement of Financial Accounting Standard FASB ASC No. 915 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.


Impairment of Long Lived Assets
Long-lived assets are reviewed for impairment in accordance with FASB
ASC No. 360, Accounting for the Impairment or Disposal of Long- lived Assets. Under FASB ASC No. 360, property, plant and equipment are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.


Financial Instruments
The carrying value of the Companys financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is managements opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.


Income Taxes
The Company uses the assets and liability method of accounting for income taxes in accordance with FASB ASC No. 740 Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


Basic and Diluted Net Loss Per Share
In accordance with FASB ASC No. 260, Earnings Per Share, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at August 31, 2010, diluted net loss per share is equivalent to basic net loss per share.

Stock Based Compensation
The Company accounts for stock options and similar equity instruments issued in accordance with FASB No. 718, Share-Based Payment.
Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. FASB ASC No. 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended February 28, 2011.


Comprehensive Income
The Company adopted Statement of FASB ASC No. 220, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

The Company has no elements of other comprehensive income during the period ended February 28, 2011.


New Accounting Standards
Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.


Accounting Standard Codification
The Financial Accounting Stadards Board (FASB) issued the Accounting Standards Codification (the Codification or ASC) on July,1 2009
(which became effective for interim and annual periods ending after September 15, 2009). The Codification changes the way that accounting principles generally accepted in the United States (U.S. GAAP) are referenced. Beginning on that date the Codification officially became the single source of authoritative nongovernmental U.S. GAAP. The change affects the way the Company refers to U.S. GAAP in its financial statements and accounting policies. All existing standards that were use to create the Codification were superseded. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Company adopted and applied the provisions of the ASC and has eliminated references to pre-ASC accounting standards throughout its financial statements. The adoption of this new guidance did not impact the Companys financial position or results of operations.


NOTE 3 -        INCOME TAXES

At February 28, 2011, the Company had a federal operating loss carryforward of $5,367 which begins to expire in 2030.Components of net deferred tax assets, including a valuation allowance, are as follows at February 28, 2011.


                                                     2010

Deferred tax assets:                         $       1,878
Net operating loss carryforward              $         -0-
                                                  ___________
                                                     1,878

Less: Valuation Allowance                           (1,878)


                                                  ============
                                             $         -0-



The valuation allowance for deferred tax assets as of February 28, 2011 was $ 1,878. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of February 28, 2011, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate for the period ended February 28, 2011 is as follows:

                                                2010

Federal statutory tax rate                    (35.0)%
Change in valuation allowance                  35.0%

Effective tax rate                             0.0%
                                           =================


NOTE 4- Capital Stock
On October 29, 2009, the Company issued 4,000,000 common shares in exchange to the sole officer and director of the Company in exchange for his services to the Company which are valued at $4,000.00. As of February 28, 2011, the Company is authorized to issue one stock of common stock up to 75,000,000 shares at $ 0.001 par value and 4,000,000 shares are issued and outstanding.

NOTE 5- Subsequent Event
As of February 28, 2011, there is no reportable subsequent event,

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows:

                 SEC Registration Fee                  $   100
                 Accounting Fees and Expenses            3,000
                 Legal Fees and Expenses                 1,900

                                                       -------
                 TOTAL                                 $5,000
                                                       =======

                    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address                  Date               Shares        Consideration
----------------                  ----               ------        -------------

Gao Hai                       February 28, 2010       4,000,000           --
Room B3 20th Floor
Boldwin Industrial Building
16-18 Wah Sing Street
Kwai Chung N.T. Hong Kong

We issued the foregoing restricted shares of common stock to Mr. Hai pursuant to Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933. The sale of our shares to Mr. Hai took place outside the United States of America and Mr. Hai is non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of our shares and general solicitation was not made to anyone.

                                    EXHIBITS.

The following Exhibits are filed as part of this Registration
Statement:

Exhibit No.                        Document Description
-----------                        --------------------

   3.1       Articles of Incorporation.*

   3.2       Bylaws.*

   4.1       Form of Share Certificate.**

   5.1 Opinion from a law firm regarding the legality of the securities being registered.**

  10.1       Employee Agreement*

  23.1       Consent of Stan J.H. Lee, CPA.*

  99.1       Subscription Agreement.*

     *   Filed Previously
     **  To Be Attached To Final S-1

                                  UNDERTAKINGS.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Intentionally omitted.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Intentionally omitted.

(ii) If the registrant is subject to Rule 430C , each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 431B or other than prospectuses filed in reliance on Rule 431A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Changchun, China, on the 27th day of April, 2011.

                              SWORDFISH VENTURES INC.


                              BY: /s/ Gao Hai

-------------------------------------------------------------------
                                  Gao Hai, President, Principal Executive
                                  Officer, Secretary, Treasurer,
                                  Principal Financial
                                  Officer, Principal Accounting
                                  Officer and
                                  sole member of the Board of
                                  Directors.



 Pursuant to the requirements of the Securities Act of 1933, the registrant has been signed by the following persons in the capacities and on the dates indicated.

Signature               Name and Title                           Date

 By: /s/ Gao Hai        Gao Hai, President, Principal Executive  April 27, 2011
 _____________________  Officer, Secretary, Treasurer,Principal
            Gao Hai     Financial Officer, Principal Accounting
                        Officer and sole member of the Board of
                        Directors



..